UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IHO-AGRO INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	98-1191860
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3101 Portofino Point, Unit 04
Coconut Creek, FL 33066

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-203056

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, (the “Common Stock”) of IHO-Agro International Inc., a Nevada corporation (the “Company”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and the Bylaws of the Company, which are set forth as Exhibits 3.1 and 3.2, respectively, to this Registration Statement on Form 8-A and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under “Description of Securities to be Registered” in the Company’s Registration Statement on Form S-1/A, filed with the U.S. Securities and Exchange Commission on July 16, 2015, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated herein by reference to exhibit 3.1 of the Form S-1 filed on March 27, 2015).

3.2	By-Laws (incorporated herein by reference to exhibit 3.2 of the Form S-1 filed on March 27, 2015).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IHO-AGRO INTERNATIONAL INC.

Date: June 29, 2016	By:	/s/ Ioan Hossu
Name: Ioan Hossu
Title: Chief Executive Officer